Exhibit 2.22

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This First Amendment to Securities Purchase Agreement (the “First Amendment”), is effective as of February 11, 2019, is made by and among Predictive Technology Group, Inc. (“Acquiror Company”), a Nevada corporation, each of the Persons listed on Exhibit A hereto (the “Members”) and Taueret Laboratories, L.L.C., a Utah limited liability company (the “Company”).

Background

Whereas the Parties entered into a Securities Purchase Agreement, effective as of January 1, 2019 (“Purchase Agreement”), under which the Members have agreed to transfer to Acquiror Company, and Acquiror Company has agreed to acquire from the Members, 100% of the outstanding Membership Interests of the Company, in exchange for TEN MILLION DOLLARS ($10,000,000).

Whereas the Parties desire to modify the Purchase Agreement as follows:

Agreement

NOW, THEREFORE, in consideration of the mutual covenants expressed herein and for good and valuable consideration, the Parties hereto agree as follows:

1.

New Business. The Company and the Acquiror Company anticipate collaboration on new business (“New Business”). Any quote, contract, agreement, or similar contract for a prospective client will be submitted under the Acquiror Company’s wholly owned subsidiary, Predictive Laboratories, Inc. Revenue from New Business will go to Acquiror Company or Predictive Laboratories, Inc. Whenever additional resources beyond the operational baseline funding amounts required under the Purchase Agreement are required for New Business, a detailed statement of work including a budget, expense/profit share, and required staffing will be mutually agreed upon by Company and the Acquiror Company in writing prior to initiation.

2.

Existing Business. Active Company clients listed on Exhibit B hereto will continue to be serviced by the Company at the current low levels of services. If supply costs for servicing existing clients exceeds $5,000 on any month during the term of the Purchase Agreement, the supply costs will be credited against the operational baseline funding amounts required under the Purchase Agreement in the month following any such incurred expenses.

3.

Retention of Company Profits. With the exception of a single tax distribution to the Members, amounting to 35% of Company 2018 net income, as reported on the Company 2018 federal tax return, the Company will retain all profits from operations during the term of the Purchase Agreement. Any cash held by the Company will be included with the assets of the Company at the Closing. It is the understanding of the Company and the Acquiror Company that the Acquiror Company is the sole beneficiary of any profits from business activities during the term of the Purchase Agreement if the Closing of the Purchase Agreement is completed.  If the Acquirer Company elects to not close the Purchase Agreement, any profits or cash generated by the Company will be retained by the Company and its Members.

4.

Monthly Reporting. The Company will continue to provide monthly reporting of operational expenses along with the Company’s cash balance to the Acquiror Company in the form attached as Exhibit C. Monthly reports will be emailed to the Chief Accounting Officer of the Acquiror Company by the 10th day of each month during the term of the Purchase Agreement.

5.

General. Except as specifically modified, altered, or changed by this First Amendment; the Purchase Agreement shall remain unchanged. Capitalized terms used in this First Amendment that are not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

[Signatures follow on the next page]

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed and delivered this First Amendment to Securities Purchase Agreement as of the date first written above.

Acquiror Company:
Predictive Technology Group, Inc. Signed: /s/ Bradley C. Robinson Printed name: Bradley C. Robinson Title: CEO
Taueret Laboratories, L.L.C. Signed: /s/ Allen Ward Printed name: Allen Ward Title: President

COUNTERPART SIGNATURE PAGE FOR MEMBERS

IN WITNESS WHEREOF, the undersigned Member has executed and delivered this First Amendment to Securities Purchase Agreement as of the date first written above.

Member

Signed: /s/ Ken Ward

Printed name: Kenneth Ward

Title: Trustee for the Kenneth Ward Revocable Trust

Member

Signed: /s/ Lesa Nelson

Printed name: Lesa Nelson

Title: COO

Member

Signed: /s/ Lesa Nelson

Printed name: Lesa Nelson

Title: COO

Member

Signed: /s/ Allen Ward

Printed name: Allen Ward

Title: President

Member

Signed: /s/ Linda F. Gould

Printed name: Linda F. Gould

Title: VP Business Affairs

Member

Signed: /s/ Kathleen Brown

Printed name: Kathleen Brown

Title: Member

EXHIBIT A

Members

Name and Address of Member

KENNETH WARD REVOCABLE TRUST

P.O. BOX 17654

SALT LAKE CITY, UT 84117

LESA NELSON

3246 BIG SPRUCE WAY

PARK CITY, UT 84098

ALLEN WARD

PO BOX 9515

SALT LAKE CITY, UT 84109

LINDA F. GOULD

P.O. BOX 17654

SALT LAKE CITY, UT 84117

KATHLEEN BROWN

4413 NW 67TH AVENUE

CORAL SPRINGS, FL 33067

A-1

EXHIBIT B

Active Company Clients

Deseret Biologicals, Inc.

DNA Genotek Inc.

Genomic Reference Laboratories, Inc.

Preeclampsia Foundation

Spectrum Solutions

Total Quality Medicine

B-1

EXHIBIT C

Form of Monthly Financial Reporting

| Taueret Budget: | mm 'YY | | |
|---|---|---|---|
| | Budget | Actual | Variance |
| **Taueret Baseline Budget** | | | |
| Salaries & Benefits | 155,000 | $ - | |
| Rent | 23,000 | - | |
| R&M/Service Contract | 7,000 | - | |
| IT/Phone/Software | 5,000 | - | |
| Equipment Lease | 4,000 | - | |
| Insurance | 1,500 | - | |
| Misc./Supplies | 4,500 | - | |
| **TOTAL Taueret Baseline Budget** | **$ 200,000** | **$ -** | |
| ***Taueret Variable Expenses*** | | | |
| *ARTguide Major Supplies* | *N/A* | - | *N/A* |
| *PGxPlus+ Major Supplies* | *N/A* | - | *N/A* |
| *General Major Lab Supplies* | *N/A* | - | *N/A* |
| ***TOTAL Taueret Variable Expenses*** | ***N/A*** | **$ -** | ***N/A*** |
| **Taueret Cash Balance (as of MM/DD/YYYY)** | | | |

C-1